Exhibit 99.1

TSX: GSC; NYSE Amex: GSS	NEWS RELEASE	WWW.GSR.COM

GOLDEN STAR REPORTS RECORD QUARTERLY GOLD SALES AND

FINANCIAL RESULTS FOR SECOND QUARTER 2009

Denver, Colorado, August 10, 2009: Golden Star Resources Ltd. (NYSE Amex.: GSS; TSX: GSC; GSE: GSR) today announced its unaudited second quarter results. All currency in this news release is expressed in U.S. dollars, unless otherwise noted. The Company will host a live webcast and conference call to discuss its quarterly results on Tuesday, August 11, 2009 at 11:00 a.m. ET. To access the webcast and conference call, go to the home page of the Company’s website, www.gsr.com.

Tom Mair, President and CEO, said, “Golden Star turned in another solid quarter in terms of production, cash operating costs and cash flow. We are on course to meet our guidance of 400,000 ounces of gold at a cash operating cost of approximately $545 per ounce.”

RESULTS AND HIGHLIGHTS

•	Quarterly gold sales of 99,011 ounces, a 26% increase over second quarter 2008 and a 2% increase over the first quarter of 2009;

•	Gold revenues for the quarter of $91.9 million representing an increase of 30% over second quarter 2008 and a 5% increase over the first quarter 2009 revenues;

•	Operating cash flow of $29.3 million for the second quarter of 2009, or $0.124 per share;

•	Reduction in electrical power costs by approximately 55% as announced on June 26;

•	Quarterly cash operating cost of $558 per ounce, a 23% improvement over second quarter 2008 and a 2% improvement over cash operating costs in the first quarter of 2009;

•	Cash balance of $43.2 million up from $28.1 million at the end of the first quarter of 2009;

Golden Star Resources Ltd.	News Release 09-08 Page 1 of 8

FINANCIAL SUMMARY

SUMMARY OF CONSOLIDATED FINANCIAL RESULTS

	Second Quarter 2009	First Quarter 2009	Year To Date 2009
Bogoso/Prestea gold sold (oz)	45,760	40,546	86,306
Wassa gold sold (oz)	53,251	56,426	109,677
Total gold sold (oz)	99,011	96,972	195,983
Average realized price ($/oz)	928	904	916
Cash operating cost—combined ($/oz)	558	571	564
Gold revenues ($000’s)	91,868	87,645	179,513
Cash flow provided by operations ($000’s)	29,280	11,093	40,373
Net income/(loss) ($000’s)	380	(1,146)	(766)
Net income/(loss) per share—basic ($)	0.002	(0.005)	(0.003)

BOGOSO/PRESTEA

Gold sales at Bogoso/Prestea in the second quarter were 45,760 ounces, an increase of almost 13% from the first quarter of 2009. Sulfide plant throughput rates improved significantly in the second quarter, as compared to the first quarter, and recovery improved to over 72%.

Cash costs at Bogoso/Prestea during the second quarter of 2009 were $624 per ounce, down 23% from the first quarter of this year. These improvements reflect lower power costs and increased gold sales.

OPERATING RESULTS

	Second Quarter 2009	First Quarter 2009	Year To Date 2009
Mining
Ore mined (000s t)—Refractory	727	653	1,380
Ore mined (000s t)—Non refractory	—	—	—
Total ore mined (000’s t)	727	653	1,380
Waste mined (000’s t)	3,921	3,352	7,273

Bogoso Sulfide Plant Results
Refractory ore processed (000’s t)	715	626	1,341
Refractory grade—(g/t)	2.66	2.68	2.67
Recovery—Refractory (%)	72.2	71.5	71.9

Bogoso Oxide Plant Results
Non refractory ore processed (000’s t)	—	—	—
Non refractory ore grade (g/t)	—	—	—
Recovery—Non refractory (%)	—	—	—

Cash operating cost ($/oz)	624	813	713
Gold sold (oz)	45,760	40,546	86,306

WASSA

Wassa sold 53,251 ounces of gold in the second quarter of 2009 which was 70% above the second quarter of 2008 gold sales. Higher gold grades, as a result of the ore delivered from the HBB properties, and higher gold prices offset the lower ore tonnage processed in the second quarter.

Cash costs during the second quarter were $502 per ounce at Wassa with most of the increase over the first quarter due to increased haulage and stripping costs of the HB pits. Year-to-date cash operating costs are $448 per ounce which is in line with guidance.

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OPERATING RESULTS

	Second Quarter 2009	First Quarter 2009	Year To Date 2009
Ore mined (000’s t)	530	656	1,186
Waste mined (000’s t)	4,396	3,569	7,965
Ore processed (000’s t)	637	746	1,383
Grade processed (g/t)	2.62	2.55	2.58
Recovery (%)	94.9	95.6	95.3
Cash operating cost ($/oz)	502	397	448
Gold sold (oz)	53,251	56,425	109,677

EXPLORATION

Our 2009 exploration budget has been increased from $7.5 million to $9.8 million in order to further expand reserves and resources surrounding our operating mines and to evaluate other areas of the HBB properties. At Wassa, further exploration of the SAK pits has been successful and, as a result, we have increased our resource base by an additional 3.13 million tonnes grading 1.56 g/t gold.

CASH AND CASH FLOW

Our cash and cash equivalents totaled $43.2 million at the end of the second quarter of 2009 compared to $28.1 million at the end of the first quarter. Cash flow from operations totaled $29.3 million in the second quarter of 2009 compared to $11.1 million for the first quarter of 2009.

A revolving credit facility was put in place during the quarter. This revolver initially gave us access to $15 million of credit and was increased to $30 million on July 30, 2009. We have drawn down $5.0 million of this facility which was partially used to purchase the 1.5% Benso royalty.

Liquidity Outlook

Our original capital budget for 2009 has been increased from $38 million to approximately $47 million. We will spend $2 million more on resource drilling with the balance of the increase being spent on sustaining capital at both mining operations.

We anticipate that all of our cash needs for the second half of 2009 will be met by the $43.2 million cash on hand, amounts available on the $30 million revolver facility, cash generated from current operations and amounts available on our equipment financing facility.

LOOKING AHEAD

Our objectives for 2009 include the following:

•	Further optimization of the Bogoso sulfide processing plant to further improve throughput and recovery rates and reduce costs;

•	Permitting and development of the Prestea South deposits to provide oxide ore in 2010 for the Bogoso oxide processing plant; and

•	Continued exploration at Bogoso/Prestea, Wassa and the HBB properties.

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Our updated guidance for 2009 is as follows:

	2009
Guidance	Gold Production	Cash Operating Cost
Bogoso/Prestea	190,000	$650
Wassa	210,000	$450

Total	400,000	$545

Effective August 5, 2009, Mr. Michael A. Terrell has resigned from the Board of Directors of Golden Star.

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FINANCIAL STATEMENTS The following information is derived from the Company’s unaudited consolidated financial statements contained in our Form 10-Q, which we filed with the SEC today and is available on our website.

CONSOLIDATED BALANCE SHEETS

(Stated in thousands of US dollars except shares issued and outstanding)

(unaudited)

	As of June 30, 2009	As of December 31, 2008(1)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$43,173	$33,558
Accounts receivable	4,682	4,306
Inventories	47,101	49,134
Deposits	4,502	3,875
Prepaids and other	1,901	1,100

Total Current Assets	101,359	91,973
RESTRICTED CASH	3,804	4,249
DEFERRED EXPLORATION AND DEVELOPMENT COSTS	13,104	13,713
PROPERTY, PLANT AND EQUIPMENT	245,820	271,528
INTANGIBLE ASSETS	10,534	—
MINING PROPERTIES	301,131	312,029
OTHER ASSETS	109	807

Total Assets	$675,861	$694,299

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$29,315	$43,355
Accrued liabilities	32,400	30,879
Fair value of derivatives	—	1,690
Asset retirement obligations	1,779	1,620
Current debt	10,504	12,778

Total Current Liabilities	73,998	90,322
LONG TERM DEBT	114,846	112,649
ASSET RETIREMENT OBLIGATIONS	30,222	30,036
FUTURE TAX LIABILITY	27,702	33,125

Total Liabilities	246,768	266,132
MINORITY INTEREST	—	—
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
SHARE CAPITAL
First preferred shares, without par value, unlimited shares authorized. No shares issued and outstanding.	—	—
Common shares, without par value, unlimited shares authorized. Shares issued and outstanding: 236,428,061 at June 30, 2009, and 235,945,311 at December 31, 2008	616,050	615,463
CONTRIBUTED SURPLUS	16,261	15,197
EQUITY COMPONENT OF CONVERTIBLE DEBENTURES	34,542	34,542
ACCUMULATED OTHER COMPREHENSIVE INCOME	(47)	(88)
DEFICIT	(237,713)	(236,947)

Total Shareholders’ Equity	429,093	428,167

Total Liabilities and Shareholders’ Equity	$675,861	$694,299

(1)	Some prior year period amounts in these financial statements have been adjusted to reflect retroactive adoption of new Canadian accounting rules.

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CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Stated in thousands of US dollars except share and per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
REVENUE
Gold revenues	$91,868	$70,431	$179,513	$123,614
Cost of sales	(87,760)	(71,422)	(172,277)	(120,324)

Mine operating margin	4,108	(991)	7,236	3,290
OTHER EXPENSES, (GAINS) AND LOSSES
Exploration expense	237	558	347	947
General and administrative expense	3,745	3,870	7,159	8,209
Abandonment and impairment	—	—	290	—
Derivative mark-to-market (gain)/loss	396	(199)	84	243
Property holding costs	660	—	2,002	—
Foreign exchange (gain)/loss	(2,542)	341	(4,213)	(21)
Interest expense	3,824	3,719	7,534	7,412
Interest and other income	(43)	(255)	(83)	(635)
Loss on sale of assets	125	—	304	—
Gain on sale of investments	—	(1,505)	—	(1,505)

Loss before minority interest	(2,294)	(7,520)	(6,188)	(11,360)
Minority interest	—	866	—	1,014

Net loss before income tax	(2,294)	(6,654)	(6,188)	(10,346)
Income tax benefit	2,674	—	5,422	—

Net income/(loss)	$380	$(6,654)	$(766)	$(10,346)

OTHER COMPREHENSIVE INCOME/(LOSS)
Other comprehensive income—unrealized gain on investments	14	31	41	2,605

Comprehensive income/(loss)	$394	$(6,623)	$(725)	$(7,741)

Deficit, beginning of period	(238,093)	(121,336)	(236,947)	(117,644)

Deficit, end of period	(237,713)	(127,990)	(237,713)	(127,990)

Net income/(loss) per common share—basic	$0.002	$(0.028)	$(0.003)	$(0.044)
Net income/(loss) per common share—diluted	$0.002	$(0.028)	$(0.003)	$(0.044)
Weighted average shares outstanding (millions)	236.2	235.9	236.0	235.4

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CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in thousands of US dollars)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
OPERATING ACTIVITIES:
Net income/(loss)	$380	$(6,654)	$(766)	$(10,346)
Reconciliation of net income/(loss) to net cash used in operating activities:

Depreciation, depletion and amortization	28,371	11,870	52,692	22,620
Amortization of loan acquisition cost	161	110	327	275
Abandonment and impairment	—	—	290	—
Gain on sale of equity investments	—	(1,505)	—	(1,505)
Loss on sale of assets	126	—	305	—
Stock compensation	455	450	1,065	1,139
Income tax benefit	(2,674)	—	(5,422)	—
Reclamation expenditures	(490)	(259)	(731)	(322)
Fair value of derivatives	1,611	(129)	(2,189)	35
Accretion of convertible debt	1,642	1,540	3,257	3,047
Accretion of asset retirement obligations	539	146	1,077	363
Minority interests	—	(866)	—	(1,014)

	30,121	4,703	49,905	14,292
Changes in assets and liabilities:
Accounts receivable	4,889	(4,162)	(359)	188
Inventories	(669)	3,141	841	(12,344)
Prepaids and other	615	(791)	(318)	(1,004)
Deposits	(150)	2,749	(1,101)	315
Accounts payable and accrued liabilities	(5,526)	4,051	(8,557)	3,206
Other	—	—	(38)	—

Net cash provided by operating activities	29,280	9,691	40,373	4,653
INVESTING ACTIVITIES:
Expenditures on deferred exploration and development	(268)	(1,970)	(670)	(3,922)
Expenditures on mining properties	(9,854)	(13,231)	(19,894)	(20,946)
Expenditures on property, plant and equipment	(3,984)	(3,164)	(4,852)	(5,417)
Cash (used to)/refunded from secure letters of credit	371	18	445	(3,642)
Proceeds from sale of equity investment	—	802	—	802
Change in payable on capital expenditures	(2,472)	(6,314)	(3,962)	(8,346)
Change in deposits on mine equipment and material	—	—	474	—

Net cash used in investing activities	(16,207)	(23,859)	(28,459)	(41,471)
FINANCING ACTIVITIES:
Issuance of share capital, net of issue costs	505	7	586	6,255
Principal payments on debt	(2,783)	(4,542)	(7,192)	(8,885)
Proceeds from debt agreements and equipment financing	5,443	1,114	5,478	1,114
Other	(1,172)	59	(1,171)	(273)

Net cash (used in)/provided by financing activities	1,993	(3,362)	(2,299)	(1,789)
Increase/(decrease) in cash and cash equivalents	15,066	(17,530)	9,615	(38,607)

Cash and cash equivalents, beginning of period	28,108	54,677	33,558	75,754

Cash and cash equivalents end of period	$43,174	$37,147	$43,173	$37,147

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COMPANY PROFILE

Golden Star holds a 90% equity interest in Golden Star (Bogoso/Prestea) Limited and Golden Star (Wassa) Limited, which respectively own the Bogoso/Prestea and Wassa open-pit gold mines through subsidiaries in Ghana. In addition, Golden Star has an 81% interest in the currently inactive Prestea Underground mine in Ghana, as well as gold exploration interests elsewhere in Ghana, in other parts of West Africa and in the Guiana Shield of South America. Golden Star has approximately 236 million shares outstanding.

Statements Regarding Forward-Looking Information: Some statements contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially. Such statements include comments regarding the; permitting and the mining at Prestea South; planned exploration activities and drilling, including exploration at Bogoso/Prestea, Wassa, and the HBB properties; the ability to fund sustaining capital requirements; optimization of throughput and recovery rates at the Bogoso sulfide processing plant; our 2009 production and cash operating cost estimates, capital expenditure estimates, sources of and adequacy of cash to meet capital and other needs in 2009;2009 planned capital budget spending; and our 2009 objectives. Factors that could cause actual results to differ materially include timing of and unexpected events at the Bogoso/Prestea oxide and sulfide processing plant; variations in ore grade, tonnes mined, crushed or milled; variations in relative amounts of refractory, non-refractory and transition ores; delay or failure to receive board or government approvals and permits; the availability and cost of electrical power, timing and availability of external financing on acceptable terms; technical, permitting, mining or processing issues, changes in U.S. and Canadian securities markets, and fluctuations in gold price and costs and general economic conditions. There can be no assurance that future developments affecting the Company will be those anticipated by management. Please refer to the discussion of these and other factors in our Form 10-K for 2008 and the quarterly reports on Form 10-Q filed in 2009. The forecasts contained in this press release constitute management’s current estimates, as of the date of this press release, with respect to the matters covered thereby. We expect that these estimates will change as new information is received and that actual results will vary from these estimates, possibly by material amounts. While we may elect to update these estimates at any time, we do not undertake to update any estimate at any particular time or in response to any particular event. Investors and others should not assume that any forecasts in this press release represent management’s estimate as of any date other than the date of this press release.

Non-GAAP Financial Measures: in this news release, we use the terms “cash operating cost per ounce.” Cash operating cost per ounce is equal to total cash costs less production royalties and production taxes, divided by the number of ounces of gold sold during the period. We use cash operating cost per ounce as a key operating indicator. We monitor this measure monthly, comparing each month’s values to prior period’s values to detect trends that may indicate increases or decreases in operating efficiencies. This measure is also compared against budget to alert management to trends that may cause actual results to deviate from planned operational results. We provide this measure to our investors to allow them to also monitor operational efficiencies of our mines. We calculate this measure for both individual operating units and on a consolidated basis. Cash operating cost per ounce should be considered as Non-GAAP Financial Measures as defined in SEC Regulation S-K Item 10 and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. There are material limitations associated with the use of such non-GAAP measures. Since this measure does not incorporate revenues, changes in working capital and non-operating cash costs, it is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP. Changes in numerous factors including, but not limited to, mining rates, milling rates, gold grade, gold recovery, and the costs of labor, consumables and mine site general and administrative activities can cause these measures to increase or decrease. We believe that these measures are the same or similar to the measures of other gold mining companies, but may not be comparable to similarly titled measures in every instance.

For further information, please contact:

GOLDEN STAR RESOURCES LTD.        +1-800-553-8436

Bruce Higson-Smith, Vice President Corporate Development

Anne Hite, Investor Relations Manager

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